UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  May 14, 1999---


                             Klever Marketing, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                     000-18730                 36-3688583
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)





            350 West Broadway, Suite 201, Salt Lake City, Utah 84101
               (Address of principal executive offices) (Zip Code)





        Registrant's telephone number, including area code (801) 322-1221




                                       N/A
         (Former name or former address, if changed since last report.)

Item 6.  Resignations of Registrant's Directors.

         Effective as of May 14, 1999, Mr. Gerard C. Coelsch resigned from the Board of Directors and as President and Chief Operating Officer of Klever Marketing, Inc. (the "Company") pursuant to a Separation and Release Agreement between himself and the Company. To the best knowledge of the Company, Mr. Coelsch's resignation did not result from any matter relating to the Company's operations, policies or practices, but followed the expiration of his employment agreement with the Company. Mr. Coelsch has been a director of the Company since July, 1998, and has been President and Chief Operating Officer of the Company since July, 1998.

         The Company has not yet determined who will succeed Mr. Coelsch and has requested that Mr. Michael J. Skinner, head of Business Development, assume on an interim basis the duties and responsibilities of the President.

         Pursuant to the Securities Exchange Act of 1934 , the Registrant has duly caused this report to sign on its behalf by the undersigned hereto duly authorized.



                           KLEVER MARKETING, INC.


                           By: _/s/_____________________________________________
                               Paul G. Begum, Chairman / Chief Executive Office
May 27, 1999